                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              QUALMARK CORPORATION
             (Exact name of registrant as specified in its charter)

           Colorado                                             84-1232688
      (State or other                                          (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                              4580 Florence Street
                                Denver, CO 80238
                         (Address of Principal Executive
                          Offices, including Zip Code)

                   QUALMARK CORPORATION 2005 STOCK OPTION PLAN
                            (Full title of the plan)

                               Charles D. Johnston
                              QUALMARK CORPORATION
                              4580 Florence Street
                                Denver, CO 80238
                                 (303) 254-8800
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                    Copies to
                               Cynthia King, Esq.
                          C L King and Associates, LLC
                                   PO Box 7328
                                Boulder, CO 80306
                                 (303) 258-7200

                         CALCULATION OF REGISTRATION FEE

                                     Proposed         Proposed
    Title of                          maximum          maximum
securities to be   Amount to be   offering price      aggregate         Amount of
   registered       registered     per share(1)    offering price   registration fee
----------------   ------------   --------------   --------------   ----------------
Common Stock
(no par value)        300,000          $2.29          $687,000           $80.86

(1) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) using the average of the high and low bid prices for the Registrant's Common Stock as quoted on the Over the Counter Bulletin Board Market on September 2, 2005.

This Registration Statement registers 300,000 shares of the no par value common stock ("Common Stock") of QualMark Corporation (the "Company") as follows: (i) 300,000 shares offered pursuant to the QualMark Corporation 2005 Stock Option Plan (the "2005 Plan"). The 2005 Plan was adopted by the board of directors of the Company and approved by the shareholders in May 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above; and

     (c) The description of the Common Stock which is contained in the Company's Registration Statement No. 333-1454-D filed under the Securities Act of 1933.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company in any capacity and in any other corporation, partnership, joint venture, trust or other enterprise. The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or, if such officer or director was not acting in an official capacity for the Company, he or she reasonably believed the conduct was not opposed to the best interests of the Company. Indemnification is mandatory if the officer or director was wholly successful, on the merits or otherwise, in defending such proceeding. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or of a committee of at least two disinterested directors, or by independent legal counsel or by the shareholders.

In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors. The Colorado Act provides for the elimination of personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.   Description of Exhibit
-----------   ----------------------
4.1           Form of Certificate of Common Stock.(1)
4.6           Form of Warrant issued to holders of 10% secured promissory notes.(1)
5.1           Opinion of C L King and Associates, LLC
23.1          Consent of C L King and Associates, LLC (included in Exhibit 5.1).
23.2          Consent of GHP Horwath, P.C.
99.1          QualMark Corporation 2005 Stock Option Plan

(1) Incorporated by reference from Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of September, 2005

                                        QUALMARK CORPORATION


                                        By: /s/ Charles D. Johnston
                                            ------------------------------------
                                            Charles D. Johnston
                                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                      DATE
---------                                     -----                      ----


/s/ Charles D. Johnston
------------------------------   President, Chief Executive       September 16, 2005
Charles D. Johnston              Officer and Director
                                 (Principal Executive Officer)


/s/ Anthony Scalese
------------------------------   Chief Financial Officer          September 16, 2005
Anthony Scalese                  (Principal Accounting Officer)


/s/ William Sanko
------------------------------   Chairman of the Board            September 16, 2005
William Sanko                    and Director


/s/ James Roser
------------------------------   Director                         September 16, 2005
James Roser


/s/ Alan Valenti
------------------------------   Director                         September 16, 2005
Alan Valenti


/s/ Gerald Laber
------------------------------   Director                         September 16, 2005
Gerald Laber

                                  EXHIBIT INDEX

Exhibit No.   Description of Exhibit
-----------   ----------------------
4.1           Form of Certificate of Common Stock.(1)
4.6           Form of Warrant issued to holders of 10% secured promissory notes.(1)
5.1           Opinion of C L King and Associates, LLC
23.1          Consent of C L King and Associates, LLC (included in Exhibit 5.1).
23.2          Consent of GHP Horwath, P.C.
99.1          QualMark Corporation 2005 Stock Option Plan

(1) Incorporated by reference from Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.